UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On May 14, 2013, STR Holdings, Inc. (the “Company” or “STR”) held its annual meeting of stockholders, at which the STR stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in STR’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2013.

Proposal 1

STR stockholders elected eight individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected or until their earlier death, resignation or removal as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis L. Jilot	35,369,361	610,092	3,182,579
Scott S. Brown	35,481,856	497,597	3,182,579
Robert M. Chiste	35,281,568	697,885	3,182,579
John A. Janitz	35,295,469	683,984	3,182,579
Andrew M. Leitch	35,480,305	499,148	3,182,579
Dominick J. Schiano	35,480,255	499,198	3,182,579
Susan C. Schnabel	34,264,082	1,715,371	3,182,579
Robert S. Yorgensen	35,401,817	577,636	3,182,579

Proposal 2

STR stockholders ratified an amendment to the 2009 Equity Incentive Plan (the “2009 Plan”) adding 1.45 million additional shares to the 2009 Plan to increase the total number of shares subject to the 2009 Plan to 6.2 million shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,419,107	560,201	145	3,182,579

Proposal 3

STR stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,039,605	96,273	26,154	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 16, 2013	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel